                                                                     EXHIBIT 14

             INDIVIDUAL RETIREMENT ACCOUNT ("IRA") APPLICATION KIT

-------------------------                             --------------------------
        ---------------------------------------------------------------

                            [LONGLEAF PARTNERS LOGO]
                                      IRA
                                  APPLICATION
                                      KIT

                                    LONGLEAF
                                 PARTNERS FUNDS

        ===============================================================

                              INVESTMENT ADVISOR:
                      SOUTHEASTERN ASSET MANAGEMENT, INC.
                                  MEMPHIS, TN

                           PLAN ADMINISTRATIVE AGENT:
                        NATIONAL FINANCIAL DATA SERVICES
                                KANSAS CITY, MO

                                    TRUSTEE:
                        STATE STREET BANK AND TRUST CO.
                                   BOSTON, MA

                               TABLE OF CONTENTS

GENERAL INFORMATION ABOUT THE IRA
Types of Accounts..............................................................i
Types of Contributions.........................................................i

GENERAL RULES AND INFORMATION
Tax Benefits..................................................................ii
When Can an Account be Opened?................................................ii
Do I Pay Tax on Dividends and Distributions?.................................iii
When May I Make Withdrawals?.................................................iii
What If I Make A Withdrawal Before Age 59 1/2?...............................iii
Automatic Investment Plan....................................................iii
Custodian Fees...............................................................iii

DISCLOSURE STATEMENT
Fees and Expenses..............................................................1
Eligibility....................................................................1
Contributions..................................................................2
For Active Participants........................................................2
Transfers/Rollovers............................................................4
Investments....................................................................5
Withdrawals....................................................................6
Tax Matters....................................................................7

INDIVIDUAL RETIREMENT TRUST ACCOUNT
(Form 5305)....................................................................9

FORMS
Transfer Forms........................................................Back Cover
Application and Beneficiary Forms.....................................Back Cover

                  HOW TO OPEN A LONGLEAF PARTNERS IRA ACCOUNT

Complete the Application, Beneficiary Form and the Asset Transfer Form at the back of this booklet and mail to National Financial Data Services (NFDS) at the address shown on the application. Call NFDS at (800) 488-4191 if you have any questions.

This booklet is authorized for distribution only when preceded or accompanied by a current prospectus of Longleaf Partners Funds.

GENERAL INFORMATION ABOUT
THE INDIVIDUAL RETIREMENT
ACCOUNT

TYPES OF IRA ACCOUNTS
--------------------

REGULAR IRA

Who qualifies? You qualify in any year when you have earnings from employment or self-employment. You qualify even if you are also covered by a retirement program of your employer or a Keogh plan. However, if you and/or your spouse are active participants in such a plan, your deduction for your IRA contribution may be reduced or eliminated depending on your income. See the Disclosure Statement, pages 2 and 3.

You may contribute up to $2,000 or 100% of your earned income, whichever is less. Alimony and separate maintenance payments are treated as earned income for this purpose.

You may not contribute to your regular IRA for any year if you are over age 70 1/2 before the end of the year.

SPOUSAL IRA

Before 12/31/96. If your spouse has no earned income (or elects to be treated as having no earned income) and you file a joint return, you may contribute up to the lesser of $2,250 or 100% of your earned income. The contribution may be divided between your IRA and your spouse's IRA in any way you decide, so long as the portion allocated to any one account does not exceed $2,000.

After 1/1/1997. The Small Business Job Protection Act of 1996 increased from $2,250 to $4,000 the maximum annual contribution by a couple with a non-working spouse, so long as the portion allocated to any one account does not exceed $2,000. Consult your tax adviser or call NFDS for more details.

SEP-IRA

Your employer may set up a simplified employee pension plan (SEP) and contribute to your IRA and the IRA of each other eligible employee up to $30,000 or 15% of compensation, whichever is less. The employer contribution must be based on a written formula, which cannot discriminate in favor of officers, shareholders or self-employed or highly compensated individuals.

If your employer chooses and certain conditions are satisfied, you can elect to have your salary reduced by no more than an amount specified by law and to have the reduction contributed to your SEP-IRA, but your deduction may be limited depending on your income.

Although you may have a SEP-IRA, you can still have a Regular IRA, but your deduction may be limited depending on your income.

Additional information on SEP-IRA's can be found in IRS Publication 590. Because of the complexities of this type of IRA, you should consult your tax advisor.

ROLLOVER IRA

If you receive a distribution from the qualified retirement plan of a former employer, you may be eligible to roll over the distribution to an IRA free of tax. You may under certain circumstances make a rollover again to the profit sharing or pension plan of a new employer. If you want to have that right, however, your rollover IRA derived from an employer's qualified plan must be kept separate from any other IRA you may have. Qualified retirement plans are required to withhold 20% of most distributions to you for payment of income taxes unless your plan balance is transferred directly to an IRA or another qualified plan. THIS MEANS THAT A DIRECT TRANSFER MAY BE THE PREFERABLE WAY TO MOVE YOUR QUALIFIED PLAN BALANCE TO A LONGLEAF PARTNERS IRA. See "Direct Transfer From a Qualified
Retirement Plan" below.

TYPES OF CONTRIBUTIONS
--------------------

The minimum initial investment for the
Longleaf Partners Funds IRA is $10,000, which must be satisfied primarily by transferring assets from another IRA or qualified retirement plan.

There are four ways to put money into your Longleaf Partners IRA.

 - Direct transfer from another IRA

 - Rollover from another IRA

 - Direct transfer from a Qualified
   Retirement Plan

                                        I

 - Annual personal contributions
   (regular IRA) or employer contributions (SEP-IRA)

DIRECT TRANSFER FROM ANOTHER IRA

You may make a direct transfer of funds from another IRA to a Longleaf Partners IRA. The limit of one rollover in any 12-month period does not apply to direct transfers. The transfer must be directly from your existing IRA to a Longleaf Partners IRA without having the funds transferred to your possession. To make a transfer:

  1) Follow the procedure for opening an account.

  2) Complete the attached Transfer Form to instruct your present custodian or trustee to transfer the assets of your present account to State Street Bank and Trust Company as successor trustee. Have your signature guaranteed if required by your present trustee or custodian.

  3) Send the completed Transfer Form, along with the Longleaf Partners IRA application and beneficiary form, to NFDS at the address on the application.

  4) NFDS and your present custodian or trustee will complete the details of transferring your funds to your
    Longleaf Partners IRA.

ROLLOVER FROM ANOTHER IRA

You may also make a rollover of funds you received from another IRA. However, a rollover of the same funds you received from one IRA to another may be made no more than once during a 12-month period. A rollover differs from a direct transfer in that you take physical possession of the funds being transferred.

Any rollover must be made within 60 days after receipt of the funds from your previous IRA. Otherwise, the distribution will be subject to tax for the year you receive it.

DIRECT TRANSFER FROM A QUALIFIED RETIREMENT PLAN

You may make a direct transfer of funds from your employer's qualified retirement plan to a Longleaf Partners IRA if you are terminating your employment or the plan is being terminated. Retirement plans are required to transfer distributions directly to an IRA if the employee directs, and are also required to withhold 20% of the distribution for taxes if a distribution is not transferred directly to an IRA or another qualified plan.

To make a direct transfer from a retirement plan into an IRA, follow the same steps for a direct transfer from another IRA, discussed above. Your employer may require special forms, and you should consult your plan administrator for information on those requirements.

ANNUAL CONTRIBUTIONS

See page 2 of the attached Disclosure Statement under "Contributions".

GENERAL RULES AND
INFORMATION

TAX BENEFITS

You may be able to deduct part or all of the yearly contributions to your IRA from your gross income, depending on whether you and/or your spouse are active participants in a retirement program of your employer or a Keogh plan, and depending on your income. See the Disclosure Statement, page 2. You may claim such a deduction even if you do not itemize your deductions.

The Longleaf Partners IRA is in the form of IRA Form 5305, which is automatically deemed acceptable by the Internal Revenue Service. The approval by the IRS relates only to the provisions of the account and not to the merits of using the account as a retirement plan.

WHEN CAN AN ACCOUNT BE OPENED?

You can open your account and make a contribution for any year at any time up to the due date of your federal income tax return for that year (excluding extensions). Rollovers and direct transfers from other IRAs or retirement plans can be made at any time during the year, so long as a rollover contribution is made within 60 days after the distribution from the other IRA or retirement plan is received by you. A distribution from a qualified plan may be subject to income tax withholding unless the distribu-

                                       II
tion is transferred directly to an IRA. See "Rollover IRA" and "Direct Transfer From a Qualified Plan" above.

DO I PAY TAX ON DIVIDENDS AND DISTRIBUTIONS?

No, all dividends and distributions accumulate tax-free. Tax is paid when you (or your spouse, if a spousal account is elected) withdraw your retirement benefits. See the Disclosure Statement, page 8, "Are the Earnings on my IRA Funds Taxed?"

WHEN MAY I MAKE WITHDRAWALS?

Withdrawals can start after age 59 1/2 and MUST start by April 1 after the end of the year in which you (or your spouse, in the case of a spousal account) reach age 70 1/2. Withdrawals can be made in a lump sum or in installments. The Internal Revenue Code imposes complex limits on the length of time over which withdrawals from an IRA can be made. See the Disclosure Statement, page 6. Withdrawals are subject to tax as ordinary income, except for any portion rolled over to another IRA or considered to be a return of nondeductible contributions. See Disclosure Statement, page 6.

WHAT IF I MAKE A WITHDRAWAL BEFORE AGE 59 1/2?

A withdrawal can be made without penalty before age 59 1/2 only in case of death or permanent disability, or in the case of certain periodic payments. Otherwise, a withdrawal before age 59 1/2 is a premature withdrawal and is subject to a penalty tax of 10% of the portion that is included in your income, in addition to the regular income tax. But neither the regular income tax nor the 10% penalty tax applies to any portion rolled over to another IRA within 60 days or transferred directly to another IRA.
AUTOMATIC INVESTMENT PLAN

The Longleaf Partners, Longleaf Partners Small-Cap and Longleaf Partners Realty have an "Automatic Investment Plan" that permits you to buy shares of either Fund automatically on a monthly basis through electronic funds transfer. Under such a plan the initial contribution to an IRA must be at least $10,000 which must be primarily satisfied by a rollover or direct transfer from another IRA or a qualified retirement plan. There is no minimum on subsequent contributions. Total contributions per year are limited as discussed in Disclosure Statement, page 2. The form for establishing such a plan may be obtained from NFDS by calling (800) 488-4191.

CUSTODIAN FEES

Set-up fee (one-time).....................................................$15.00
Annual maintenance fee....................................................$10.00

Note: Each IRA account is subject to the above fee, including Spousal IRAs and multiple accounts for the same participant.

If you do not add the $10.00 maintenance fee and $15.00 set-up fee to your initial contribution, it will be deducted from your account. The $10.00 annual maintenance fee will be deducted yearly in the third or fourth quarter, unless paid separately, as billed.

The Longleaf Partners, Longleaf Partners Small-Cap and Longleaf Partners Realty are series of Longleaf Partners Funds Trust, which sponsors the Longleaf Partners Funds IRA Plan. The above brief outline of the Plan is not intended as a full explanation of the Individual Retirement Plan, but we hope that we have answered some of the questions that may occur to you.

WE URGE YOU TO READ THE ENCLOSED MATERIAL THOROUGHLY, AS WELL AS THE FUND PROSPECTUS.

                                       III

LONGLEAF PARTNERS FUNDS
INDIVIDUAL RETIREMENT
ACCOUNT

DISCLOSURE STATEMENT

ESTABLISHING YOUR IRA

This disclosure statement contains information about your Individual Retirement Account with State Street Bank and Trust Company as Trustee. Your IRA gives you several tax benefits. Earnings on the assets held in your IRA are not subject to federal income tax until withdrawn by you. You may be able to deduct all or part of your IRA contribution on your federal income tax return. State income tax treatment of your IRA may differ from federal treatment; ask your state tax department or your personal tax advisor for details.

All IRAs must meet certain requirements. Contributions generally must be made in cash. The IRA trustee or custodian must be a bank or other person who has been approved by the Secretary of the Treasury. Your contributions may not be invested in life insurance or be commingled with other property except in a common trust or investment fund. Your interest in the account must be nonforfeitable at all times. You may obtain further information on IRAs from any district office of the Internal Revenue Service.

You may revoke a newly established IRA at any time within seven days after the date on which you receive this Disclosure Statement. An IRA established more than seven days after the date of your receipt of this Disclosure Statement may not be revoked.

To revoke your IRA, mail or deliver a written notice of revocation to the Trustee at the address which appears at the end of this Disclosure Statement. Mailed notice will be deemed given on the date that it is postmarked (or, if sent by certified or registered mail, on the date of certification or registration). If you revoke your IRA within the seven-day period, you are entitled to a return of the entire amount you contributed into your IRA, without adjustment for such items as sales charges, administrative expenses or fluctuations in market value.
----------------------------------------

FEES AND EXPENSES

TRUSTEE'S FEES

The following is a list of the fees charged by the Trustee for maintaining your IRA.

Set-up fee per new account
per fund:                                                                    $15

Annual Maintenance Fee
per account per fund:                                                        $10

In event of Termination, Rollover, or Transfer of Account to Successor Trustee the $10 maintenance fee will be deducted from the account if the fee has not already been paid.

GENERAL FEE POLICIES

 - Fees may be paid by you directly or the Trustee may deduct them from your IRA.

 - Fees may be changed upon 30 days written notice to you.

 - The full annual maintenance fee will be charged for any calendar year during which you have an IRA with us. This fee is not prorated for periods of less than one full year.

OTHER CHARGES

 - Be sure to read carefully the current prospectus of any Fund you are considering as an investment for your IRA for a description of any other applicable charges.
----------------------------------------

ELIGIBILITY

WHAT ARE THE ELIGIBILITY REQUIREMENTS FOR AN IRA?

You are eligible to establish and contribute to an IRA for a year if:

 - You received compensation (or earned income if you are self-employed) during the year for personal services you rendered. If you received taxable alimony, this is treated like compensation for IRA purposes.

 - You did not reach age 70 1/2 during the year.

                                              ADJUSTED GROSS INCOME
CAN I CONTRIBUTE TO AN IRA FOR MY SPOUSE?

For each year before the year when your spouse attains age 70 1/2, you can contribute to a separate IRA for your spouse, regardless of whether your spouse had any compensation or earned income in that year. This is called a "spousal IRA." To make a contribution to a spousal IRA for your spouse, you must file a joint tax return and your spouse must either have no compensation or earned income or must elect to be treated as having no compensation or earned income for that year. For a spousal IRA, your spouse must set up a different IRA, separate from yours, to which you contribute.
----------------------------------------

CONTRIBUTIONS

WHEN CAN I MAKE CONTRIBUTIONS TO AN IRA?

You may make a contribution to your existing IRA or establish a new IRA for a taxable year by the due date (NOT including any extensions) for your federal income tax return for the year. Usually this is April 15 of the following year.

HOW MUCH CAN I CONTRIBUTE TO MY IRA?

For each year when you are eligible (see above), you can contribute up to the lesser of $2,000 or 100% of your compensation (or earned income, if you are self-employed). However, under the tax laws, all or a portion of your contribution may not be deductible.

Before 12/31/96. If you and your spouse have spousal IRAs, you may contribute each year up to $2,250 from your compensation (or earned income) between both spousal IRAs. You may divide the contribution between the spousal IRAs as you wish, as long as you do not contribute more than $2,000 to either of the spousal IRAs.

After 1/1/1997. The Small Business Job Protection Act of 1996 increased from $2,250 to $4,000 the maximum annual contribution by a couple with a non-working spouse, so long as the portion allocated to any one account does not exceed $2,000. Consult your tax adviser or call NFDS for more details.
HOW DO I KNOW IF MY CONTRIBUTION IS TAX DEDUCTIBLE?

The deductibility of your contribution depends upon whether you are (or your spouse is) an active participant in any employer-sponsored retirement plan. If neither you nor your spouse is an active participant, the entire IRA contribution is deductible.

If either you or your spouse is an active participant, your IRA contribution may still be completely or partly deductible on your tax return. This depends on the amount of your income.

HOW DO I DETERMINE MY OR MY SPOUSE'S "ACTIVE PARTICIPANT" STATUS?

Your Form W-2 (or your spouse's W-2) should indicate if you were an active participant in an employer-sponsored retirement plan for a year. If you have a question, you should ask your employer or the plan administrator.

In one situation, your spouse's "active participant" status will not affect the deductibility of your contributions to your IRA. This rule applies only if you and your spouse file separate tax returns for the taxable year and you lived apart at all times during the taxable year.

WHAT ARE THE DEDUCTION RESTRICTIONS?

The portion of your contribution that is deductible depends upon your filing status and the amount of your adjusted gross income ("AGI"). The following table shows the deduction rules.
----------------------------------------

FOR ACTIVE PARTICIPANTS

-----------------------------------
    IF
    YOU
    ARE  IF YOU ARE    THEN YOUR
    SINGLE   MARRIED      IRA
           FILING     CONTRIBUTION
          JOINTLY          IS
    -------------------------------
    Up
    to     Up to         Fully
    $25,000   $40,000   Deductible
    -------------------------------
    Over     Over        Partly
    $25,000   $40,000   Deductible
    but
    less   but less
    than     than
    $35,000   $50,000
    -------------------------------
    $35,000   $50,000      Not
    and
    up     and up      Deductible
-----------------------------------

HOW DO I CALCULATE MY DEDUCTION IF I FALL IN THE "PARTLY DEDUCTIBLE" RANGE?

If your AGI falls in the partly deductible range, you must calculate the portion of your contribution that is deductible. To do this, multiply your contribution by a fraction. The numerator is the amount by which your AGI exceeds the lower limit of the partly deductible range ($25,000 if single, or $40,000 if married filing jointly). The denominator is $10,000. Subtract this from your contribution and then round up to the nearest $10. The deductible amount is the greater of the amount calculated or $200 (provided you contributed at least $200). If your contribution was less than $200, then the entire contribution is deductible.

For example, assume that you make a $2,000 contribution to your IRA in a year in which you are an active participant in your employer's retirement plan. Also assume that your AGI for the year is $47,555 and you are married, filing jointly. You would calculate the deductible portion of your contribution this way:

 1. The amount by which your AGI exceeds the lower limit of the partly deductible range: (47,555-40,000) = 7,555

 2. Divide this by 10,000:                         7,555                       =

                                                                     10,000

 3. Multiply this by your contribution:
   0.7555 x $2,000 = $1,511

 4. Subtract this from your contributions:
   ($2,000 - $1,511) = $489

 5. Round this up to the nearest $10: = $490

 6. Your deductible contribution is the greater of this amount or $200.

Even though part or all of your contribution is not deductible, you may still contribute to your IRA up to the limit on contributions ($2,000 or $2,250 for spousal IRAs). When you file your tax return for the year, you must designate the amount of non-deductible IRA contributions for the year. See IRS Form 8606.

HOW DO I DETERMINE MY AGI?

AGI is your gross income minus those deductions which are available to all taxpayers even if they do not itemize. Instructions to calculate your AGI are provided with your income tax Form 1040 or 1040A.

WHAT HAPPENS IF I CONTRIBUTE MORE THAN ALLOWED TO MY IRA?

The maximum contribution you can make to an IRA is $2,000 ($2,250 including a spousal IRA) or 100% of compensation or earned income, whichever is less. Any amount contributed to the IRA above the maximum is considered an "excess contribution." The excess is calculated using your CONTRIBUTION limit, not the DEDUCTIBLE limit. An excess contribution is subject to excise tax of 6% for each year it remains in the IRA.

HOW CAN I CORRECT AN EXCESS CONTRIBUTION?

Excess contributions may be corrected without paying a 6% penalty. To do so, you must withdraw the excess and any earnings on the excess before the due date (including extensions) for filing your federal income tax return for the year for which you made the excess contribution. A deduction should not be taken for any excess contribution. Earnings on the amount withdrawn must also be withdrawn. The earnings must be included in your income for the tax year for which the contribution was made.

WHAT HAPPENS IF I DON'T CORRECT THE EXCESS CONTRIBUTION BY THE TAX RETURN DUE DATE?

Any excess contribution withdrawn after the tax return due date (including any extensions) for the year for which the contribution was made will be subject to the 6% excise tax. There will be an additional 6% excise tax for each year the excess remains in your account.

Under limited circumstances, you may correct an excess contribution after tax filing time by withdrawing the excess contribution (leaving the earnings in the account). This withdrawal will not be included in income nor will it be subject to any premature withdrawal penalty if (1) your contributions to all IRAs do not exceed $2,250 and (2) you did not take a deduction for the excess amount (or you file an amended return (Form 1040X) which removes the excess deduction).

HOW ARE EXCESS CONTRIBUTIONS TREATED IF NONE OF THE PRECEDING RULES APPLY?

Unless an excess contribution qualifies for the special treatment outlined above, the excess contribution and any earnings on it withdrawn after tax filing time will be included in taxable income and will be subject to a 10% premature withdrawal penalty if you deducted the excess contribution and are not age
59 1/2 at the time of the withdrawal. No deduction will be allowed for the excess contribution for the year in which it is made.

Excess contributions may be corrected in a subsequent year to the extent that you contribute less than your maximum amount. As the prior excess contribution is reduced or eliminated, the 6% excise tax will become correspondingly reduced or eliminated for subsequent tax years. Also, you may be able to take an income tax deduction for the amount of excess that was reduced or eliminated, depending on whether you would be able to take a deduction if you had instead contributed the same amount.
----------------------------------------

TRANSFERS/ROLLOVERS

CAN I TRANSFER OR ROLL OVER A DISTRIBUTION I RECEIVE FROM MY EMPLOYER'S RETIREMENT PLAN INTO AN IRA?

Almost all distributions from employer plans or 403(b) arrangements (for employees of tax-exempt employers) are eligible for roll-over to an IRA. The main exceptions are:

 - payments over the lifetime or life expectancy of the participant (or participant and a designated beneficiary),

 - installment payments for a period of 10 years or more,

 - required distributions starting at age 70 1/2, and

 - payments of employee after-tax contributions.

If you are eligible to receive a distribution from a tax qualified retirement plan as a result of, for example, termination of employment, plan discontinuance, or retirement, all or part of the distribution may be transferred directly into your IRA. This is called a "direct rollover." Or, you may receive the distribution and make a regular rollover to your IRA within 60 days. By making a direct rollover or a regular rollover, you can defer income taxes on the amount rolled over until you subsequently make withdrawals from your IRA.

The maximum amount you may roll over is the amount of employer contributions and earnings distributed. You may not roll over any after-tax employee contributions you made to the employer retirement plan. If you are over age 70 1/2 and are required to take minimum distributions under the tax laws, you may not roll over any amount required to be distributed to you under the minimum distribution rules. Also, if you are receiving periodic payments over your or your designated beneficiary's life expectancy or for a period of at least 10 years, you may not roll over these payments. A regular rollover to an IRA must be completed within 60 days after the distribution from the employer retirement plan to be valid.

NOTE: A qualified plan administrator MUST WITHHOLD 20% OF YOUR
DISTRIBUTION for federal income taxes UNLESS you elect a direct rollover. Your plan is required to provide you with information about direct and regular rollovers and withholding taxes before you receive your distribution and must comply with your directions to make a direct rollover.

The rules governing rollovers are complicated. Be sure to consult your tax advisor or the IRS if you have a question about rollovers.

ONCE I HAVE ROLLED OVER A PLAN DISTRIBUTION INTO AN IRA, CAN I SUBSEQUENTLY ROLL OVER INTO ANOTHER EMPLOYER'S QUALIFIED RETIREMENT PLAN?

Yes. Part or all of an eligible distribution received from a qualified plan may be transferred to another qualified plan through the medium of an IRA. However, the IRA must have no assets other than those which were previously distributed to you from the qualified plan. Specifically, the IRA cannot contain any regular IRA contributions. Also, the new qualified plan must accept rollovers.

HOW OFTEN CAN I MAKE A REGULAR ROLLOVER FROM MY IRA TO ANOTHER IRA?

You may make a regular rollover from one IRA to another only once in any 365-day period. This rule applies to each individual IRA.

WHAT HAPPENS IF I COMBINE ROLLOVER CONTRIBUTIONS WITH MY REGULAR CONTRIBUTIONS IN ONE IRA?

If you wish to make both a regular annual contribution and a rollover contribution, you may wish to open two separate IRAs by completing two adoption agreements and two sets of forms. You should consult a tax advisor before making your regular contribution to the IRA you established with rollover contributions (or make a rollover contribution to the IRA to which you make your regular contributions). This is because combining your regular annual contributions and rollover contributions originating from an employer plan distribution would prohibit the future rollover of the assets of the IRA into another qualified plan.

HOW DO ROLLOVERS AFFECT MY CONTRIBUTION OR DEDUCTION LIMITS?

Rollover contributions, if properly made, do not count toward the maximum contribution. Also, rollovers are not deductible and they do not affect your deduction limits as described above.
----------------------------------------

INVESTMENTS

HOW ARE MY IRA CONTRIBUTIONS INVESTED?

You control the investment of contributions to your IRA. Investments must be in one or more of the Fund(s) available from time to time as listed in the Adoption Agreement for your IRA or in an investment selection form included with your IRA Adoption Agreement. You direct the investment of your IRA by giving your investment instructions to the Transfer Agent for the Fund(s). Since you control the investment of your IRA, you are responsible for any losses; neither the Trustee, nor the Transfer Agent has any responsibility for any loss or diminution in value occasioned by your exercise of investment control. Transactions for your IRA will generally be effected at the applicable public offering price or net asset value for shares of the Fund(s) involved next established after the Transfer Agent receives proper investment instructions from you; consult the current prospectus for the Fund(s) involved for additional information.

Before making any investment, read carefully the current prospectus for any Fund you are considering as an investment for your IRA. The prospectus will contain information about the Fund's investment objectives and policies, as well as any minimum initial investment or minimum balance requirements and any sales, redemption or other charges.

Because you control the selection of investments for your IRA, the growth in value of your IRA cannot be guaranteed or projected.

ARE THERE ANY RESTRICTIONS ON THE USE OF MY IRA ASSETS?

The tax-exempt status of your IRA will be revoked if you engage in any of the prohibited transactions listed in Section 4975 of the tax code. The fair market value of your IRA will be included in your taxable income in the year in which such prohibited transaction takes place. The fair market value of your IRA may also be subject to a 10% penalty tax as a premature withdrawal if you have not yet reached the age of 59 1/2.

Any investment in a collectible (for example, rare stamps) by your IRA is treated as a taxable withdrawal; the only exception involves certain types of government-sponsored coins.

WHAT IS A PROHIBITED TRANSACTION?

Generally, a prohibited transaction is any improper use of the assets in your IRA. Some examples of prohibited transactions are:

 - Direct or indirect sale or exchange of property between you and your IRA.

 - Transfer of any property from your IRA to yourself or from yourself to your IRA.

Your IRA could lose its tax exempt status if you use all or part of your interest in your IRA as security for a loan or borrow any money from your IRA. Any portion of your IRA used as security for a loan will be taxed as ordinary income in the year in which the money is borrowed. If you are under age 59 1/2, this amount will also be subject to a 10% penalty tax as a premature distribution.
----------------------------------------

WITHDRAWALS

WHEN CAN I MAKE WITHDRAWALS FROM MY IRA?

You may withdraw from your IRA at any time. However, withdrawals before age
59 1/2 may be subject to a 10% penalty tax in addition to regular income taxes (see below).

WHEN MUST I START MAKING WITHDRAWALS?

If you have not withdrawn your entire IRA by the April 1 following the year in which you reach 70 1/2, you must make minimum withdrawals in order to avoid penalty taxes. The minimum withdrawal amount is determined by dividing the balance in your IRA (or IRAs) by your life expectancy or the combined life expectancy of you and your designated beneficiary. The minimum withdrawal rules are complex. Consult your tax advisor for assistance.

The penalty tax is 50% of the difference between the minimum withdrawal amount and your actual withdrawals during a year. The IRS may waive or reduce the penalty tax if you can show that your failure to make the required minimum withdrawals was due to reasonable cause and you are taking reasonable steps to remedy the problem.

HOW ARE WITHDRAWALS FROM MY IRA TAXED?

Except for non-deductible contributions, amounts withdrawn by you are included in your gross income in the taxable year that you receive them, and are taxable as ordinary income. Lump sum withdrawals from an IRA are not eligible for averaging treatment available to certain lump sum distributions from qualified employer retirement plans.

Since the purpose of the IRA is to accumulate funds for retirement, your receipt or use of any portion of your IRA before you attain age 59 1/2 generally will be considered as an early withdrawal and subject to a 10% penalty tax.

The 10% penalty tax for early withdrawal will not apply if the distribution

 - was a result of your death or disability, or

 - is one of a scheduled series of substantially equal periodic payments for your life or life expectancy (or the joint lives or life expectancies of you and your beneficiary).

If there is an adjustment to the scheduled series of payments, the 10% penalty tax will apply. For example, if you begin receiving payments at age 50 under a withdrawal program providing for substantially equal payments over your life expectancy, and at age 58 you elect to receive the remaining amount in your IRA in a lump-sum, the 10% penalty tax will apply to the lump sum and to the amounts previously paid to you before age 59 1/2.

HOW ARE NONDEDUCTIBLE CONTRIBUTIONS TAXED WHEN THEY ARE WITHDRAWN?

A withdrawal of nondeductible contributions (not including earnings) will be tax-free. However, if you made both deductible and nondeductible IRA contributions, then each distribution will be treated as partly a return of your nondeductible contributions (not taxable) and partly a distribution of deductible contributions and earnings (taxable). The nontaxable amount is the portion of the amount withdrawn which bears the same ratio as your total nondeductible IRA contributions bear to the total balance of all your IRAs (including rollover IRAs and SEPs).

For example, assume that you made the following IRA contributions:

   Year  Deductible   Nondeductible
   ----  ----------   -------------
   1991    $2,000
   1992    $2,000
   1993    $1,000        $1,000
   1994                  $1,000
           ------        ------
           $5,000        $2,000

In addition assume that your IRA has total investment earnings through 1995 of $1,000. During 1995 you withdraw $500. Your total account balance as of 12-31-95 is $7,500 as shown below.

  Deductible Contributions                                                $5,000

  Nondeductible
  Contributions                                                           $2,000

  Earnings On IRAs                                                        $1,000

  Less 1995 Withdrawal                                                     $ 500
----------------------------------------
  Total Account Balance
  as of 12/31/95                                                          $7,500

To determine the nontaxable portion of your 1995 withdrawal, the total 1995 withdrawal ($500) must be multiplied by a fraction. The numerator of the fraction is the total of all nondeductible contributions remaining in the account before the 1995 withdrawal ($2,000). The denominator is the total account balance as of 12-31-95 ($7,500) plus the 1995 withdrawal ($500) or $8,000. The calculation is:

  Total Remaining
  Nondeductible                              $2,000                       X $500
  Contributions                              $8,000
----------------------------------------
 Total Account Balance = $ 125

Thus, $125 of the $500 withdrawal in 1995 will not be included in your taxable income. The remaining $375 will be taxable for 1995. In addition, for future calculations the remaining nondeductible contribution total will be $2,000 minus $125, or $1,875.

A loss in your IRA investment may be deductible. You should consult your tax advisor for further details on the appropriate calculation for this deduction if applicable.
----------------------------------------

TAX MATTERS

WHAT IRA REPORTS DOES THE TRUSTEE ISSUE?

The Trustee will report all withdrawals to the IRS and the recipient on the appropriate form. For reporting purposes, a direct transfer of assets to a successor trustee or trustee is not considered a withdrawal.

The Trustee will report to the IRS the year-end value of your account and the amount of any rollover or accumulation contribution made during a calendar year, as well as the tax year for which a contribution is made. Unless the Trustee receives an indication from you to the contrary, it will treat any amount as a contribution for the tax year in which it is received. It is most important that a contribution between January and April 15th for the prior year be clearly designated as such.

WHAT TAX INFORMATION MUST I REPORT TO THE IRS?

You must file Form 5329 with the IRS for each taxable year for which you made an excess contribution, or you take a premature withdrawal, or you withdraw less than the required minimum amount from your IRA.

You must also report each nondeductible contribution to the IRS by designating it a nondeductible contribution on your tax return. Use Form 8606. In addition, for any year in which you make a nondeductible contribution or take a withdrawal, you must include additional information on your tax return. The information required includes: (1) the amount of your nondeductible contributions for that year; (2) the amount of withdrawals from IRAs in that year; (3) the amount by which your total nondeductible contributions for all the years exceed the total amount of your distributions previously excluded from gross income; and (4) the total value of all your IRAs as of the end of the year. If you fail to report any of this information, the IRS will assume that all your contributions were deductible. This will result in the taxation of the portion of your withdrawals that should be treated as a nontaxable return of your nondeductible contributions.

ARE IRA WITHDRAWALS SUBJECT TO WITHHOLDING?

Federal income tax will be withheld at a flat rate of 10% from any withdrawal from your IRA, unless you elect not to have tax withheld. Withdrawals from an IRA are not subject to the mandatory 20% income tax withholding that applies to most distributions from qualified plans or 403(b) accounts that are not directly rolled over to another plan or IRA.

ARE THE EARNINGS ON MY IRA FUNDS TAXED?

Any earnings on investments held in your IRA are generally exempt from federal income taxes and will not be taxed until withdrawn by you, unless the tax exempt status of your IRA is revoked.

ACCOUNT TERMINATION

You may terminate your IRA at any time after its establishment by sending a complete withdrawal letter, or a transfer authorization form, to:

NFDS
P.O. Box 419929
Kansas City, MO 64141-6929

Your IRA with State Street Bank will terminate upon the first to occur of the following:

 - The date your properly executed withdrawal letter (as described above) is received and accepted by the Trustee or, if later, the termination date specified in the withdrawal form.

 - The date the IRA ceases to qualify under the tax code. This will be deemed a termination.

 - The transfer of the IRA to another trustee.

Any outstanding fees must be received prior to such a termination of your account.

The amount you receive from your IRA will be treated as a withdrawal, and thus the rules relating to IRA withdrawals will apply. For example, if the IRA is terminated or amounts are withdrawn before you reach age 59 1/2, the 10% early withdrawal penalty may apply on the amount you receive.

IRA DOCUMENTS

The terms contained in Articles I to VII of the State Street Bank and Trust Company Individual Retirement Trust Account document have been promulgated by the IRS in Form 5305 for use in establishing an IRA trust account that meets the requirements of the tax laws for a valid IRA. This IRS approval relates only to the form of Articles I to VII and is not an approval of the merits of the IRA or of any investment permitted by the IRA.

Longleaf Partners Funds
c/o NFDS, Transfer Agent
P.O. Box 419929
Kansas City, MO 64141-6929

STATE STREET BANK AND
TRUST COMPANY INDIVIDUAL
RETIREMENT TRUST ACCOUNT

The following provisions of Articles I to VII are in the form promulgated by the Internal Revenue Service in Form 5305 for use in establishing an individual retirement trust account.

ARTICLE I.

The Trustee may accept additional cash contributions on behalf of the Grantor for a tax year of the Grantor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(c) (but only after December 31, 1992), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section 408(k). Rollover contributions before January 1, 1993 include rollovers described in section 402(a)(5), 402(a)(6), 402(a)(7),
403(a)(4), 403(b)(8) or 408(d)(3) of the
Code or an employer contribution to a simplified employee pension plan as described in section 408(k).

ARTICLE II.

The Grantor's interest in the balance in the trust account is nonforfeitable.

ARTICLE III.

  1. No part of the trust funds may be invested in life insurance contracts, nor may the assets of the trust account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5) of the Code).

  2. No part of the trust funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3) which provides an exception for certain gold and silver coins and coins issued under the laws of any state.

ARTICLE IV.

  1. Notwithstanding any provisions of this agreement to the contrary, the distribution of the Grantor's interest in the trust account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section
     1.401(a)(9)-2, the provisions of which are incorporated by reference.

  2. Unless otherwise elected by the time distributions are required to begin to the Grantor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Grantor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

  3. The Grantor's entire interest in the trust account must be, or begin to be, distributed by the Grantor's required beginning date, the April 1 following the calendar year end in which the Grantor reaches age 70 1/2. By that date, the Grantor may elect, in a manner acceptable to the Trustee, to have the balance in the custodial account distributed in:

 (a) A single-sum payment.

 (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Grantor.

 (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Grantor and his or her designated beneficiary.

 (d) Equal or substantially equal annual payments over a specified period that may not be longer than the Grantor's life expectancy.

 (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Grantor and his or her designated beneficiary.

  4. If the Grantor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

 (a) If the Grantor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

 (b) If the Grantor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Grantor or, if the Grantor has not so elected, at the election of the beneficiary or beneficiaries, either

  (i) Be distributed by the December 31 of the year containing the fifth anniversary of the Grantor's death, or

 (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Grantor's death. If, however, the beneficiary is the Grantor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Grantor would have turned age 70 1/2.

 (c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Grantor's required beginning date, even though payments may actually have been made before that date.

 (d) If the Grantor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

  5. In the case of distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Grantor's entire interest in the Trust account as of the close of business on December 31 of the preceding year by the life expectancy of the Grantor (or the joint life and last survivor expectancy of the Grantor and the Grantor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies.) In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Grantor and designated beneficiary as of their birthdays in the year the Grantor reaches age 70 1/2. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

  6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-l C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

ARTICLE V.

  1. The Grantor agrees to provide the Trustee with information necessary for the Trustee to prepare any reports required under section 408(i) and Regulations sections 1.408-5 and 1.408-6.

  2. The Trustee agrees to submit reports to the Internal Revenue Service and the Grantor as prescribed by the Internal Revenue Service.

ARTICLE VI.

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and the related regulations will be invalid.

ARTICLE VII.

This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear on the Adoption Agreement.

ARTICLE VIII.

   1. As used in this Article VIII the following terms have the following meanings:

     "Trustee" means State Street Bank and Trust Company.

     "Fund" means a mutual fund or registered investment company which is specified in the Adoption Agreement, or which is designated by the Distributor named in the Adoption Agree ment, as being available as an
     investment for the trust account; provided, however, that such a mutual fund or registered investment company must be legally offered for sale in the state of the Grantor's residence in order to be a Fund hereunder.

     "Distributor" means the entity which has a contract with the Fund(s) to serve as distributor of the shares of such Fund(s).

     In any case where there is no Distributor, the duties assigned hereunder to the Distributor may be performed by the Fund(s) or by an entity that has a contract to perform management or investment advisory services for the Fund(s).

     "Service Company" means any entity employed by the Trustee or the Distributor, including the transfer agent for the Fund(s), to perform various administrative duties of either the Trustee or the Distributor.

     In any case where there is no Service Company, the duties assigned hereunder to the Service Company will be performed by the Distributor (if any) or by an entity specified in the second preceding paragraph.

   2. The Grantor may revoke the trust account established hereunder by mailing or delivering a written notice of revocation to the Trustee within seven days after the Grantor receives the Disclosure Statement related to the trust account. Mailed notice is treated as given to the Trustee on date of the postmark (or on the date of Post Office certification or registration in the case of notice sent by certified or registered mail). Upon timely revocation, the Grantor's initial contribution will be returned, without adjustment for administrative expenses, commissions or sales charges, fluctuations in market value or other changes.

   3. All contributions to the trust account shall be invested and reinvested in full and fractional shares of one or more Funds. Such investments shall be made in such proportions and/or in such amounts as Grantor from time to time in the Adoption Agreement or by other written notice to the Service Company (in such form as may be acceptable to the Service Company) may direct.

     The Service Company shall be responsible for promptly transmitting all investment directions by the Grantor for the purchase or sale of shares of one or more Funds hereunder to the Funds' transfer agent for execution. However, if investment directions with respect to the investment of any contribution hereunder are not received from the Grantor as required or, if received, are unclear or incomplete in the opinion of the Service Company, the contribution will be returned to the Grantor without liability for interest or for loss of income or appreciation. If any directions or other orders by the Grantor with respect to the sale or purchase of shares of one or more Funds for the custodial account are unclear or incomplete in the opinion of the Service Company, the Service Company will refrain from carrying out such investment directions or from executing any such sale or purchase, without liability for loss of income or for appreciation or depreciation of any asset, pending receipt of clarification or completion from the Grantor.

      All investment directions by Grantor will be subject to any minimum initial or additional investment or minimum balance rules applicable to a Fund as described in its prospectus.

     All dividends and capital gains or other distributions received on the shares of any Fund held in the Grantor's account shall be retained in the account and (unless received in additional shares) shall be reinvested in full and fractional shares of such Fund.

   4. Subject to the minimum initial or additional investment, minimum balance and other exchange rules applicable to a Fund, the Grantor may at any time direct the Service Company to exchange all or a specified portion of the shares of a Fund in the Grantor's account for shares and fractional shares of one or more other Funds. The Grantor shall give such directions by written or telephonic notice acceptable to the Service Company, and the Service Company will process such directions as soon as practicable after receipt thereof (subject to the second paragraph of Section 3 of this Article VIII).

   5. Any purchase or redemption of shares of a Fund for or from the Grantor's account will be effected at the public offering price or net asset value of such Fund (as described in the then effective prospectus for such Fund) next established after the Service Company has transmitted the Grantor's investment directions to the transfer agent for the Fund(s).

     Any purchase, exchange, transfer or redemption of shares of a Fund for or from the Grantor's account will be subject to any applicable sales, redemption or other charge as described in the then effective prospectus for such Fund.

   6. The Service Company shall maintain adequate records of all purchases or sales of shares of one or more Funds for the Grantor's trust account. Any account maintained in connection herewith shall be in the name of the Trustee for the benefit of the Grantor.

     All assets of the trust account shall be registered in the name of the Trustee or of a suitable nominee. The books and records of the Trustee shall show that all such investments are part of the trust account.

     The Trustee shall maintain or cause to be maintained adequate records reflecting transactions of the trust account. In the discretion of the Trustee, records maintained by the Service Company with respect to the account hereunder will be deemed to satisfy the Trustee's recordkeeping responsibilities therefor. The Service Company agrees to furnish the Trustee with any information the Trustee requires to carry out the Trustee's recordkeeping responsibilities.

   7. Neither the Trustee nor any other party providing services to the trust account will have any responsibility for rendering advice with respect to the investment and reinvestment of Grantor's trust account, nor shall such parties be liable for any loss or diminution in value which results from Grantor's exercise of investment control over his trust account. Grantor shall have and exercise exclusive responsibility for and control over the investment of the assets of his custodial account, and neither Trustee nor any other such party shall have any duty to question his directions in that regard or to advise him regarding the purchase, retention or sale of shares of one or more Funds for the trust account.

   8. The Grantor may appoint an investment advisor with respect to the trust account on a form acceptable to the Trustee and the Service Company. The investment advisor's appointment will be in effect until written notice to the contrary is received by the Trustee and the Service Company. While an investment advisor's appointment is in effect, the investment advisor may issue investment directions or may issue orders for the sale or purchase of shares of one or more Funds to the Service Company, and the Service Company will be fully protected in carrying out such investment directions or orders to the same extent as if they had been given by the Grantor.

     The Grantor's appointment of any investment advisor will also be deemed to be instructions to the Trustee and the Service Company to pay such investment advisor's fees to the investment advisor from the trust account hereunder without additional authorization by the Grantor or the Trustee.

   9. Distribution of the assets of the trust account shall be made at such time and in such form as Grantor (or the Beneficiary if Grantor is deceased) shall elect by written order to the Trustee. Grantor acknowledges that any distribution (except for the distribution on account of Grantor's disability or death, return of an "excess contribution" referred to in Code Section 408(d), or a "rollover" from this custodial account) made earlier than age 59 1/2 may subject Grantor to an "additional tax on early distributions" under Code Section 72(t). For that purpose, Grantor will be considered disabled if Grantor can prove, as provided in Code Section 72(m)(7), that Grantor is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or be of long-continued and indefinite duration. It is the responsibility of the Grantor (or the Beneficiary) by appropriate distribution instructions to the Trustee to insure that the distribution requirements of Code Section 401(a)(9) and Article IV above are met. If the Grantor (or Beneficiary) does not direct the Trustee to make distributions from the trust account by the time that such distributions are required to commence in accordance with such distribution requirements, the Trustee (and Service Company) shall assume that the Grantor (or Beneficiary) is meeting the minimum distribution requirements from another individual retirement arrangement maintained by the Grantor (or Beneficiary) and the Trustee and Service Company shall be fully protected in so doing. The Grantor (or the Grantor's surviving spouse) may elect to comply with the distribution requirements in Article IV using the recalculation of life expectancy method, or may elect that the life expectancy of the Grantor (and/or the Grantor's surviving spouse) will not be recalculated; any such election may be in such form as the Grantor (or surviving spouse) provides (including the calculation of minimum distribution amounts in accordance with a method that does not provide for recalculation of the life expectancy of one or both of the Grantor and surviving spouse and instructions to the Trustee in accordance with such method). Neither Trustee nor any other party providing services to the trust account assumes any responsibility for the tax treatment of any distribution from the trust account; such responsibility rests solely with the person ordering the distribution.

  10. Trustee assumes (and shall have) no responsibility to make any distribution except upon the written order of Grantor (or Beneficiary if Grantor is deceased) containing such information as the Trustee may reasonably request. Also, before making any distribution or honoring any assignment of the trust account, Trustee shall be furnished with any and all applications, certificates, tax waivers, signature guarantees and other documents (including proof of any legal representative's authority) deemed necessary or advisable by Trustee, but Trustee shall not be responsible for complying with an order which appears on its face to be genuine, or for refusing to comply if not satisfied it is genuine, and Trustee has no duty of further inquiry. Any distributions from the account may be mailed, first-class postage prepaid, to the last known address of the person who is to receive such distribution, as shown on the Trustee's records, and such distribution shall to the extent thereof completely discharge the Trustee's liability for such payment.

  11. (a) The term "Beneficiary" means the person or persons designated as such by the "designating person" (as defined below) on a form acceptable to the Trustee for use in connection with the trust account, signed by the designating person, and filed with the Trustee. The form may name individuals, trusts, estates, or other entities as either primary or contingent beneficiaries. However, if the designation does not effectively dispose of the entire trust account as of the time distribution is to commence, the term "Beneficiary" shall then mean the designating person's estate with respect to the assets of the trust account not disposed of by the designation form. The form last accepted by the Trustee before such distribution is to commence, provided it was received by the Trustee (or deposited in the U.S. Mail or with a delivery service) during the designating person's lifetime, shall be controlling and, whether or not fully dispositive of the trust account, thereupon shall revoke all such forms previously filed by that person. The term "designating person" means Grantor during his/her lifetime; after Grantor's death, it also means Grantor's spouse if the spouse begins to receive a portion of the trust account (pursuant to such a designation by Grantor) under a form of distribution permitted by Article. A designation by Grantor's spouse shall relate solely to the balance remaining in the spouse's portion of the trust account after the death of the spouse.

 (b) When and after distributions from the trust account to Grantor's Beneficiary commence, all rights and obligations assigned to Grantor hereunder shall inure to, and be enjoyed and exercised by, Beneficiary instead of Grantor.

  12. (a) The Grantor agrees to provide information to the Trustee at such time and in such manner as may be necessary for the Trustee to prepare any reports required under Section 408(i) of the Code and the regulations thereunder or otherwise.

 (b) The Trustee or the Service Company will submit reports to the Internal Revenue Service and the Grantor at such time and manner and containing such information as is prescribed by the Internal Revenue Service.

 (c) The Grantor, Trustee and Service Company shall furnish to each other such information relevant to the trust account as may be required under the Code and any regulations issued or forms adopted by the Treasury
     Department thereunder or as may otherwise be necessary for the administration of the trust account.

 (d) The Grantor shall file any reports to the Internal Revenue service which are required of him by law (including Form 5329), and neither the Trustee nor Service Company shall have any duty to advise Grantor concerning or monitor Grantor's compliance with such requirement.

  13. (a) Grantor retains the right to amend this trust account document in any respect at any time, effective on a stated date which shall be at least 60 days after giving written notice of the amendment (including its exact terms) to Trustee by registered or certified mail, unless Trustee waives notice as to such amendment. If the Trustee does not wish to continue serving as such under this trust account document as so amended, it may resign in accordance with Section 17 below.

 (b) Grantor delegates to the Trustee the Grantor's right so to amend, provided the Trustee amends in the same manner all agreements comparable to this one, having the same Trustee, permitting comparable investments, and under which such power has been delegated to it; this includes the power to amend retroactively if necessary or appropriate in the opinion of the Trustee in order to conform this trust account to pertinent provisions of the Code and other laws or successor provisions of law, or to obtain a governmental ruling that such requirements are met, to adopt a prototype or master form of agreement in substitution for this Agreement, or as otherwise may be advisable in the opinion of the Trustee. Such an amendment by the Trustee shall be communicated in writing to Grantor, and Grantor shall be deemed to have consented thereto unless, within 30 days after such communication to Grantor is mailed, Grantor either (i) gives Trustee a written order for a complete distribution or transfer of the trust account, or (ii) removes the Trustee and appoints a successor under Section 17 below.

     Pending the adoption of any amendment necessary or desirable to conform this trust account document to the requirements of any amendment to the Internal Revenue Code or regulations or rulings thereunder, the Trustee and the Service Company may operate the Grantor's custodial account in accordance with such requirements to the extent that the Trustee and/or the Service Company deem necessary to preserve the tax benefits of the account.

 (c) Notwithstanding the provisions of
     subsections (a) and (b) above, no
     amendment shall increase the responsibilities or duties of Trustee without its prior written consent.

 (d) This Section 13 shall not be construed to restrict the Trustee's right to substitute fee schedules in the manner provided by Section 16 below, and no such substitution shall be deemed to be an amendment of this Agreement.

  14. (a) Trustee shall terminate the trust account if this Agreement is terminated or if, within 30 days (or such longer time as Trustee may agree) after resignation or removal of Trustee under Section 17, Grantor has not appointed a successor which has accepted such appointment. Termination of the custodial account shall be effected by distributing all assets thereof in a single payment in cash or in kind to Grantor, subject to Trustee's right to reserve funds as provided in Section 17.

 (b) Upon termination of the trust account, this trust account document shall have no further force and effect, and Trustee shall be relieved from all further liability hereunder or with respect to the trust account and all assets thereof so distributed.

  15. (a) In its discretion, the Trustee may appoint one or more contractors or service providers to carry out any of its functions and may compensate them from the trust account for expenses attendant to those functions.

 (b) The Service Company shall be responsible for receiving all instructions,notices, forms and remittance from Grantor and for dealing with or forwarding the same to the transfer agent for the Fund(s).

 (c) The parties do not intend to confer any fiduciary duties on Trustee or Service Company (or any other party providing services to the trust account), and none shall be implied. Neither shall be liable (or assumes any responsibility) for the collection of contributions, the proper amount, time or deductibility of any contribution to the trust account or the propriety of any contributions under this Agreement, or the purpose, time, amount (including any minimum distribution amounts) or propriety of any distribution hereunder, which matters are the respon-sibility of Grantor and Grantor's Beneficiary.

 (d) As soon as is practicable after the close of each taxable year, and whenever required by the Code, or Regulations thereunder, the Trustee and Service Company shall each file with Grantor a written report or reports reflecting the transactions effected by it during such period and the assets of the trust account at its close. Upon the expiration of 60 days after such a report is sent to Grantor (or Beneficiary), the Trustee and Service Company shall be forever released and discharged from all liability and accountability to anyone with respect to transactions shown in or reflected by such report except with respect to any such acts or transactions as to which Grantor shall have filed written objections with the Trustee or Service Company within such 60 day period.

 (e) The Service Company shall deliver, or cause to be delivered, to Grantor all notices, prospectuses, financial statements and other reports to shareholders, proxies and proxy soliciting materials relating to the shares of the Funds(s) credited to the trust account. No shares shall be voted, and no other action shall be taken pursuant to such documents, except upon receipt of adequate written instructions from Grantor.

 (f) Grantor shall always fully indemnify Service Company, Distributor, the Fund(s) and Trustee and save them harmless from any and all liability whatsoever which may arise either (i) in connection with this Agreement and the matters which it contemplates, except that which arises directly out of the Service Company's, Distributor's or Trustee's negligence or willful misconduct, or (ii) with respect to making or failing to make any distribution, other than for failure to make distribution in accordance with an order therefor which is in full compliance with Section 10. Neither Service Company nor Trustee shall be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement or such matters unless agreed upon by that party and Grantor, and unless fully indemnified for so doing to that party's satisfaction.

 (g) The Trustee and Service Company shall each be responsible solely for performance of those duties expressly assigned to it in this Agreement, and neither assumes any responsibility as to duties assigned to anyone else hereunder or by operation of law.

 (h) Trustee and Service Company may each conclusively rely upon and shall be protected in acting upon any written order from Grantor or Beneficiary, or any investment advisor appointed under Section 8, or any other notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed, and so long as it acts in good faith, in taking or omitting to take any other action in reliance thereon. In addition, Trustee will carry out the requirements of any apparently valid court order relating to the custodial account and will incur no liability or responsibility for so doing.

  16. (a) The Trustee, in consideration of its services under this Agreement, shall receive the fees specified on the applicable fee schedule. The fee schedule originally applicable shall be the one specified in the Disclosure Statement furnished to the Grantor. The Trustee may substitute a different fee schedule at any time upon 30 days' written notice to Grantor. The Trustee shall also receive reasonable fees for any services not contemplated by any applicable fee schedule and either deemed by it to be necessary or desirable or requested by Grantor.

 (b) Any income, gift, estate and inheritance taxes and other taxes of any kind whatsoever, including transfer taxes incurred in connection with the investment or reinvestment of the assets of the trust account, that may be lev-ied or assessed in respect to such assets, and all other administrative expenses incurred by the Trustee in the performance of its duties (including fees for legal services rendered to it in connection with the trust account) shall be charged to the trust account.

 (c) All such fees and taxes and other administrative expenses charged to the trust account shall be collected either from the amount of any contribution or distribution to or from the account, or (at the option of the person entitled to collect such amounts) to the extent possible under the circumstances by the conversion into cash of sufficient shares of one or more Funds held in the trust account (without liability for any loss incurred thereby). Notwithstanding the foregoing, the Trustee or Service Company may make demand upon the Grantor for payment of the amount of such fees, taxes and other administrative expenses. Fees which remain outstanding after 60 days may be subject to a collection charge.

  17. (a) Upon 30 days' prior written notice to the Trustee, the Fund may remove it from its office hereunder. Such notice, to be effective, shall designate a successor trustee and shall be accompanied by the successor's written acceptance. The Trustee also may at any time resign upon 30 days' prior written notice to the Fund, whereupon the Fund shall appoint a successor to the Trustee.

 (b) The successor trustee shall be a bank, insured credit union, or other person satisfactory to the Secretary of the Treasury under Code Section 408(a)(2). Upon receipt by Trustee of written acceptance by its successor of such successor's appointment, Trustee shall transfer and pay over to such successor the assets of the trust account and all records (or copies thereof) of Trustee pertaining thereto, provided that the successor trustee agrees not to dispose of any such records without the Trustee's consent. Trustee is authorized, however, to reserve such sum of money or property as it may deem advisable for payment of all its fees, compensation, costs, and expenses, or for payment of any other liabilities constituting a charge on or against the assets of the trust account or on or against the Trustee, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor trustee.

 (c) Any Trustee shall not be liable for the acts or omissions of its predecessor or its successor.

  18. References herein to the "Internal Revenue Code" or "Code" and sections thereof shall mean the same as amended from time to time, including successors to such sections.

  19. Except where otherwise specifically required in this Agreement, any notice from Trustee to any person provided for in this Agreement shall be effective if sent by first-class mail to such person as that person's last address on the Trustee's records.

  20. Grantor or Grantor's Beneficiary shall not have the right or power to anticipate any part of the trust account or to sell, assign, transfer, pledge or hypothecate any part thereof. The trust account shall not be liable for the debts of Grantor or Grantor's Beneficiary or subject to any seizure, attachment, execution or other legal process in respect thereof. At no time shall it be possible for any part of the assets of the trust account to be used for or diverted to purposes other than for the exclusive benefit of the Grantor or his/her Beneficiary.

  21. When accepted by the Trustee, this Agreement is accepted in and shall be construed and administered in accordance with the laws of the Commonwealth of Massachusetts. Any action involving the Trustee brought by any other party must be brought in a state or federal court in such Commonwealth.

      This Agreement is intended to qualify under Code Section 408(a) as an individual retirement trust account and to entitle Grantor to the retirement savings deduction under Code Section 219 if available, and if any provision hereof is subject to more than one interpretation or any term used herein is subject to more than one construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with that intent. However, Trustee shall not be responsible for whether or not such intentions are achieved through use of this Agreement, and Grantor is referred to Grantor's attorney for any such assurances.

  22. Grantor should seek advice from Grantor's attorney regarding the legal consequences (including but not limited to federal and state tax matters) of entering into this Agreement, contributing to the trust account, and ordering Trustee to make distributions from the account. Grantor acknowledges that Trustee and Service Company (and any company associated therewith) are prohibited by law from rendering such advice.

  23. Articles I through VII of this Agreement are in the form promulgated by the Internal Revenue Service. It is anticipated that if and when the Internal Revenue Service promulgates changes to Form 5305, the Trustee will amend this Agreement correspondingly.

  24. The Grantor acknowledges that he or she has received and read the current prospectus for each Fund in which his or her account is invested and the Individual Retirement Account Disclosure Statement related to the Account. The Grantor represents under penalties of perjury that his or her Social Security number (or other Taxpayer Identification Number) as stated in the Adoption Agreement is correct.

GENERAL INSTRUCTIONS

(Section references are to the Internal Revenue Code unless otherwise noted.)

PURPOSE OF FORM

Form 5305 is a model trust account agreement that meets the requirements of section 408(a) and has been automatically approved by the IRS. An individual retirement account (IRA) is established after the form is fully executed by both the individual (Grantor) and the trustee and must be completed no later than the due date of the individual's income tax return for the tax year (without regard to extensions). This account must be created in the United States for the exclusive benefit of the Grantor or his or her beneficiaries.

Individuals may rely on regulations for the Tax Reform Act of 1986 to the extent specified in those regulations.

Do not file Form 5305 with the IRS. Instead, keep it for your records.

For more information on IRAs, including the required disclosure you can get from your trustee, get Pub. 590, Individual Retirement Arrangements (IRAs).

DEFINITIONS

Trustee--The trustee must be a bank or savings and loan association, as defined in section 408(n), or any person who has the approval of the IRS to act as trustee.

Grantor--The grantor is the person who establishes the trust account.

Identifying Number--The Grantor's social security number will serve as the identifying number of his or her IRA. An employer identification number is required only for an IRA for which a return is filed to report unrelated business taxable income. An employer identification number is required for a common fund created for IRAs.

IRA for Nonworking Spouse--Form 5305 may be used to establish the IRA trust for a nonworking spouse.

Contributions to an IRA trust account for a nonworking spouse must be made to a separate IRA trust account established by the nonworking spouse.

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

SPECIFIC INSTRUCTIONS

Article IV--Distributions made under this article may be made in a single sum, periodic payment, or a combination of both. The distribution option should be reviewed in the year the Grantor reaches age 70 1/2 to ensure that the requirements of section 408(a)(6) have been met.

Article VIII--Article VIII and any that follow it may incorporate additional provisions that are agreed to by the grantor and trustee to complete the agreement. They may include, for example, definitions, investment powers, voting rights, exculpatory provisions, amendment and termination, removal of the trustee, trustee's fees, state law requirements, beginning date of distributions, accepting only cash, treatment of excess contributions, prohibited transactions with the grantor, etc. Use additional pages if necessary and attach them to this form.

Note: Form 5305 may be reproduced and reduced in size for adoption to passbook purposes.

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